UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549


                                  FORM 8-K

                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  January 14, 1994




                                CILCORP Inc.
           (Exact name of registrant as specified in its charter)



    Illinois                     1-8946                     37-1169387
 (State or other              (Commission                (IRS Employer
  jurisdiction of              File Number)               Identification No.)
  incorporation)



   300 Hamilton Blvd., Suite 300, Peoria, Illinois                 61602
 (Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code (309) 675-8810

Item 5. Other Events

Central Illinois Light Company (CILCO) is a subsidiary of CILCORP
Inc. (the Company). CILCO is a public utility under the laws of the State of Illinois and, as such, is subject to the jurisdiction of the Illinois Commerce Commission (ICC).

CILCO filed a request with the ICC on January 14, 1994, to increase gas base rates to reflect both the current costs of providing gas service and the net investment of more than $50 million since 1991 in the gas system. The revised rates are designed to increase annual gas revenues approximately $15.0 million or 8.9% based upon an adjusted test year ended December 31, 1995. The filing requests a 9.4% return on original cost rate base and a 12.0% return on common equity. CILCO has not increased its base rates for gas service since January 1991. Management cannot predict the outcome of the filing.
A decision from the ICC on the filing is not expected until late
1994.




                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         CILCORP INC.
                                                         (Registrant)


   Date:  January 14, 1994                      By        R. O. Viets
                                                          R. O. Viets
                                                       President and Chief
                                                        Executive Officer

   Date:  January 14, 1994                      By       T. D.Hutchinson
                                                         T. D. Hutchinson
                                                           Controller